EXHIBIT 23 ---- CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intergraph Corporation and subsidiaries of our report dated January 31, 1995, included in the 1994 Annual Report to Shareholders of Intergraph Corporation.

   Our audits also included the financial statement schedule of Intergraph Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

   We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-10614) pertaining to the Intergraph Corporation Amended and Restated 1987 Employee Stock Purchase Plan dated December 31, 1992; in the Registration Statement (Form S-3 No. 33-25880) pertaining to the Stock Bonus Plan dated December 22, 1988; in the Registration Statement (Form S-8 No. 33-35846) pertaining to the 1990 Employee Stock Option Plan dated July 12, 1990; in the Registration Statement (Form S-8 No. 33-53849) pertaining to the Intergraph Corporation 1992 Stock Option Plan dated May 27, 1994; in the Registration Statement (Amendment No. 3 to Form S-4 No. 33-85740) pertaining to the acquisition of InterCAP Graphics Systems, Inc. dated December 8, 1994; in the Registration Statement (Form S-8 No. 33-57211) pertaining to the Assumption of Options under InterCAP Graphics Systems, Inc. 1989 Stock Option Plan and 1994 Nonqualified Stock Option Program dated January 10, 1995; and in the related Prospectuses, of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Intergraph Corporation and subsidiaries included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                        /s/ Ernst & Young LLP


Birmingham, Alabama
March 20, 1995